UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 19, 2004

ARTHROCARE CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-027422	94-3180312
(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

680 Vaqueros Avenue

Sunnyvale, California 94085

(Address of principal executive offices, including zip code)

(408) 736-0224

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 14e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02. Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On November 19, 2004, our Audit Committee and management concluded that the previously issued financial statements contained in our Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2004 and June 30, 2004 contained two errors and should therefore no longer be relied upon. The first error, which originated at our European subsidiaries, had the effect of overstating cost of goods sold and other income and understating income from operations. As previously reported, this error totaled $232,000 and $481,000 for the three-months ended March 31, 2004 and June 30, 2004, respectively, and $713,000 for the six-months ended June 30, 2004. The correction of this error had no impact on revenue, net income or earnings per share (EPS). The second error, which we discovered in the course of reviewing the Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2004 and June 30, 2004, relating to our then loan payable balance, had the effect of understating the current portion and overstating the non-current portion of our then loan payable by $2,250,000 and $3,000,000 at March 31, 2004 and June 30, 2004, respectively. However, this error had no impact on the aggregated loan payable balance of $15.0 million, and in September 2004 we repaid the entire $15.0 million loan payable.

We expect to file an Amended Quarterly Report on Form 10-Q/A for the quarterly periods ended March 31, 2004 and June 30, 2004, respectively, to address these errors. Both Amended Quarterly Reports will reflect all necessary adjustments. The referenced financial statements should not be relied upon until such time as we file both Amended Quarterly Reports.

Both our Audit Committee and our management have discussed with PricewaterhouseCoopers LLP, our independent registered public accounting firm, the matters disclosed in this Current Report on Form 8-K.

Item 8.01. Other Events.

The Nasdaq Stock Market, Inc. (“Nasdaq”) has informed us that the automatic delisting process has been stayed pending an oral hearing (which we requested) scheduled for December 15, 2004. If we file our Form 10-Q for the quarter ended September 30, 2004 prior to our hearing date, we expect the hearing to be cancelled. Additionally, we expect Nasdaq to halt its automatic delisting process and remove the letter “E” from ArthroCare’s trading symbol shortly after Nasdaq receives confirmation of our Form 10-Q filing for the quarter ended September 30, 2004. In addition, all stockholders of ArthroCare, including officers, directors and other affiliates, subject to Rule 144 will be able to resell the company’s securities under Rule 144 immediately following the filing of our Form 10-Q for the quarter ended September 30, 2004.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARTHROCARE CORPORATION

Date: November 26, 2004	By:	/s/ Fernando Sanchez
Fernando Sanchez
Senior Vice President and Chief Financial Officer

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